Exhibit 15







Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:	The Southland Corporation Form 10-Q

We are aware that our report dated July 31, 1996 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of June 30, 1996, the related condensed consolidated statements of earnings for the three-month and six-month periods ended June 30, 1996 and 1995, and the condensed consolidated statements of cash flows for the six-month periods ended June 30, 1996 and 1995, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                              REGISTRATION NO.
                                                              ----------------

	On Form S-8 for:

		Post-Effective Amendment No. 3 to The Southland
		    Corporation Equity Participation Plan                     33-23312

		Post-Effective Amendment No. 1 to The Southland
		    Corporation Grant Stock Plan				    33-25327

		The Southland Corporation 1995 Stock Incentive Plan	    33-63617

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




COOPERS & LYBRAND L.L.P.
Dallas, Texas
August 2, 1996




Tab 2